Exhibit 5.1

                         AUTOMATIC DATA PROCESSING, INC.
                             Corporate Headquarters
                                One ADP Boulevard
                         Roseland, New Jersey 07068-1728

                                                               February 17, 1999

Board of Directors
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey  07068

        Re: Registration Statement on Form S-3 Filed on February 17, 1999
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Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Automatic Data Processing, Inc. (the "Company") with the Securities and Exchange Commission on February 17, 1999 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that I furnish you with my opinion as to the legality of the 3,244,885 shares (the "Shares") of the Company's common stock, $0.10 par value (the "Common Stock"), which are registered under the Registration Statement.

         In this regard, I have examined originals, or copies authenticated to my satisfaction, of the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, as amended and restated, and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinions hereinafter expressed.

         Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and, when issued, will be fully paid and non-assessable.

         I hereby consent to the use of my name under the caption "Legal Opinion" in the Prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by the Act or Rules.

                                                 Very truly yours,


                                                 /s/ James B. Benson
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                                                 James B. Benson
                                                 General Counsel

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